Exhibit 10.11
                            Agreement to supply electrical items




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                  Electrical Items for Power Plant Subcontract

     Agreement made this 10th day of June, 1998, ("Agreement") by and between Commsource international, Inc., a corporation formed under the laws of the State of Illinois ("Contractor") and Wheeler Power Systems, a corporation formed under the laws of
                     ("Subcontractor").

     Whereas Contractor is supplying items pursuant to a contract between Telesource CNMI, Inc. ("Owner") and Commonwealth Utilities Corporation for the construction of a 10 MegaWatt Diesel Power Plant (the "Project") on the island of Tinian in the Commonwealth of the Northern Mariana Islands, which contract includes the Electrical Items for Power Plant to be done under and pursuant to this subcontract agreement (the "Work"); and

     Whereas Subcontractor desires and is willing to furnish all necessary materials, equipment and labor to provide the Electrical Items for Power Plant component of the Project;

     Now therefore, in consideration of the mutual promises and covenants expressed in this agreement, the Contractor and Subcontractor agree as follows:

1)   Scope of the Work.

     Subcontractor shall furnish all necessary labor, material, supervision and all other services as may be required to perform all of the necessary and required design, engineering, manufacturing, assembly, testing and fabrication as may be required to provide the buyer with Electrical Items for Power Plant to the satisfaction of the Contractor and the Owner and in strict accordance with the specifications, drawings and documents enumerated in the attached Exhibit "A ", which specifications, drawings and documents are incorporated herein by reference and hereby become an integral part of this Agreement. In performance of this Agreement, Subcontractor shall adhere to the requirements and specifications which relate to the equipment and services provided pursuant to this Agreement. In the event of any inconsistency between the provisions of the Exhibits and this Agreement, the provisions of this Agreement shall control.

     In particular, but in no way limiting Subcontractor's duties as set forth in this Section 1, Subcontractor shall provide the services as set forth as follows:

1.1) Supply and Installation Of Machinery and Equipment.

         Subcontractor shall supply, install, commission, conduct the proof of performance and hand over to Owner all items as enumerated in the attached Exhibit "B".

     1.1.1)   [Intentionally Deleted]




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     1.1.2)   Goods are to be shipped F.O.B.  Origin (Edelstein,  Illinois).
         Risk of loss shall be Subcontractor's responsibility until delivery to applicable F.O.B. point.

     1.1.3) Subcontractor understands that the maximum lifting capacity of any of the cranes on the ship or on the island of Tinian is forty thousand (40,000) pounds. No single lift can exceed said weight. Said weight is inclusive of all equipment, packing, and crating material and the weight of the container.

1.2) Shop Drawings, Submittals, Support Manuals and Certifications.

         Subcontractor shall furnish the required drawings, submittals and manuals to Contractor for approval prior to use in connection with the Project. At the time of each submission, the Subcontractor shall give the Project Manager specific written notice of each variation that the drawing, sample, manuals, or certification may have from the requirements of this Agreement. No review or approval of any drawing, submittal or manual shall constitute acceptance of Work not in accordance with this Agreement, nor shall it serve to release Subcontractor of its obligation to perform the Work in accordance with this Agreement.

     1.2.1)   Shop Drawings.

         Subcontractor shall prepare and submit to Contractor six (6) copies of all working drawings, prints, sepias and mylars (including revisions, addenda and modifications) to be used in connection with the Work, along with one (1) ACAD (revision No. 14) computer diskette for each drawing. The data shown on the drawings shall be complete with respect to quantities, dimensions, specified performance and design criteria, materials and similar data to enable meaningful review by the Project Manager.


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     1.2.2)   Submittals.

         Subcontractor shall prepare and submit six (6) representative samples of all proposed materials and equipment to be furnished by Subcontractor for use in the Work. Detailed specifications of proposed materials and equipment may be submitted in lieu of actual samples only with Contractor's prior written consent. Each submittal shall be clearly identified as to material, manufacturer, supplier, trade name, model or catalog designation, reference standards and all other data pertinent to the use for which it is intended.

     1.2.3) Support Manuals. Subcontractors shall prepare and submit six (6) copies (with the equipment to the port of destination) of all owner's manuals, installation manuals, illustrated parts breakdowns and operations, maintenance and repair manuals, spare parts schedules, catalogs, and any other data as may be requested by Contractor in regard to the operation of the Work. Catalogs shall indicate the proper method of ordering spare parts at a later date with contact address.

     1.2.4) Test and Compliance Certificates. Subcontractors shall prepare and submit six (6) copies of all manufacturer's test certificates and certificates of compliance as required for Items enumerated in the attached Exhibit "B". Such certificates shall be in a form acceptable to Contractor, shall indicate that the materials and/or equipment conform to or exceed the requirements as specified by this Agreement, and shall be accompanied by supporting reference data, affidavits, and additional certifications as appropriate.

     1.2.5)   Packing Lists and Bills of Lading

         Subcontractor  shall  provide  three (3)  original  sets of the Packing
     List, one (1) packed with the shipment and two (2) to Contractor. Subcontractor shall provide three (3) original sets of Bills Of Lading to Contractor.

1.3) As-Built Drawings.

         Subcontractor shall maintain one (1) set of all drawings, specifications, addenda, written amendments, Change Orders and written interpretations, clarifications and annotations to show all changes made during construction. Such drawings and documents shall be maintained and updated as appropriate to reflect the current "as built" conditions of the Work. Upon completion of the Work, these drawings and documents shall reflect the final "as built" condition of the Work and six (6) sets shall be delivered to the Contractor.

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1.4) Quality Assurance and Quality Control Program.

         Within thirty (30) days after the execution of this Agreement, Subcontractor shall prepare and deliver to Contractor, a quality assurance and quality control program inclusive of all phases of the Work.

1.5) Insurance and Indemnification for Loss or Injury.

         Subcontractor shall maintain such Public Liability, Property Damage, and Employee's Liability and Compensation insurance as will protect Contractor from all risks of loss which may result in any way from any act or omission of Subcontractor, its agent, employees, or subcontractors, including any injury to person or property during the progress of the Work, and from any claims under any applicable Workmen's Compensation and Occupational Disease Acts. Coverage shall apply to the indemnity clause in Paragraph 6 below. Prior to commencing performance of any work or site mobilization, Subcontractor shall furnish Contractor with Certificates of Insurance as evidence of the above required insurance. Contractor and Owner shall be named an additional insured on such coverage.2) Commencement and Progress of the Work.

2.1) Commencement of the Work.

         Subcontractor shall commence performance of the Work upon execution of this Agreement and shall proceed in accordance with the Delivery and Completion Schedule, as may be adjusted from time to time in accordance with Section 2.2 and Section 2.3 of this Agreement.

2.2)                  Delivery and Completion Schedule; Monthly Status Reports.

     2.2.1)  Within  one  (1)  week  after  the  execution  of  this  Agreement,
         Subcontractor shall prepare and deliver to Contractor a comprehensive delivery and completion schedule (the "Delivery and Completion Schedule") in the form of a scheduled bar chart showing expected delivery dates of materials and all relevant activities. Each of Subcontractor's activities shall be allocated a price, and the sum of these prices shall equal the total contract price.

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     2.2.2) The Delivery and Completion Schedule shall adhere and conform in all respects to the Critical Path Method Project Plan (the "CPM") attached hereto as Exhibit "C", including all future updates and amendments
         thereto.   Subcontractor   shall  be   responsible   for  adherence  to
         Subcontractor's Delivery and Completion Schedule, the CPM and the instructions of Contractor's Project Manager. Subcontractor shall prepare and submit a written project status report to Contractor on the first day of each month, detailing Subcontractor's performance under the Delivery and Completion Schedule and the CPM.

     2.2.3)   Contractor   reserves  the  right  to  make  any   adjustment   to
         Subcontractor's Delivery and Completion Schedule to insure suitability with Site conditions and conformance with the CPM.

2.3) Progress and Completion.

     2.3.1) All time limits stated in this Agreement, including those stated in the associated CPM and the Delivery and Completion Schedule, are of the essence of this Agreement.


     2.3.2) Contractor may, at any time, by written order to Subcontractor, require the Subcontractor to stop all or any part of the Work for a period of up to 90 days after the order is given. Upon receipt of the order, Subcontractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the Work covered by the order. If a stop-work order is subsequently canceled or expires, Subcontractor shall resume the Work and if necessary shall be entitled to an equitable adjustment in the time of performance or Contract Price or both, upon application therefore under
         Section 2.3 and/or Section 4 of this Agreement, as the case may be.

2.4) Responsibility for Progress and Completion.

     2.4.1) Subcontractor shall at all times furnish such employees, materials, facilities and equipment and shall work such hours, including extra shifts and overtime as necessary, to ensure the prosecution and completion of the Work in accordance with the CPM and the Delivery and Completion Schedule.

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     2.4.2)  If  the  Work  is  not  being  performed  in  accordance  with  the
         Subcontractor's Delivery and Completion Schedule, or if it becomes apparent to the Contractor that the Work shall not be completed within the scheduled time, Contractor shall notify Subcontractor in writing of such nonconformity, at which time Subcontractor shall immediately take all necessary actions to improve its progress, including the following, at no additional cost:

         (a) Increase the number of employees in such crafts as shall regain the lost schedule progress;

         (b) Increase the number of working hours per shift, shifts per working day, working days per week, and the amount of equipment or any combination thereof to regain lost schedule progress; and

         (c) Expediting shipments of materials and supplies, including shipping by a method other than that originally anticipated by this Agreement.

     2.4.3) In addition, Contractor may require Subcontractor to prepare and submit a recovery schedule in a form acceptable to Contractor, demonstrating Subcontractor's proposed plan to regain lost schedule progress and to ensure completion of the Work within the time required by the CPM. Subcontractor agrees to bear all additional charges incurred in executing the recovery schedule at no additional cost to Contractor.

     2.4.4) Time is of the essence of this contract. Inasmuch as a delay in the complete and total delivery of items (in condition ready to use at the job site) will cause serious and substantial damage to Contractor, and because it will be difficult if not impossible to prove the amount of such damage, Subcontractor agrees that in the case of a delay attributable to Subcontractor in the complete and total delivery of items (in condition ready to use at the job site), Subcontractor will pay Contractor one-quarter of one percent of the total value of this order per day of such delay as liquidated damages, and it is agreed that such sums shall, without proof, be deemed to represent minimum damages actually sustained by Contractor by reason of such delay, provided, however, that such provision in reference to liquidated damages is intended to be, and shall be cumulative, and shall be in addition to every other remedy now or hereafter existing at law or in equity, or by statute.

     2.4.5) Subcontractor will not be liable for damages or delays due to causes beyond its reasonable control, provided Subcontractor shall have notified Contractor and submitted a Change Order Request pursuant to
         Section 2.3 of this Agreement.

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3)   Contract Price and Application For Payment.

3.1) Contract Price.

         Contractor agrees to pay Subcontractor the lump sum of One Million Six Hundred Twelve Thousand Eight Hundred Ninety Two Dollars and Eighty Four Cents U.S. (US$ 1,612,892.84), as detailed in Exhibit B, for Subcontractor's performance of all the Work (the "Contract Price"). No additional claims or charges will be entertained except as specifically provided by this Agreement. This sum includes a two percent (2%) discount offered because of wire transfer of funds and because no provision for retention of funds has been made.

3.2) Application for Payment.

         3.2.1)   Materials.

                  3.2.1.1) Approved Invoice.

                                    Upon the furnished materials,  equipment and
                           supplies being ready to ship from the continental United States, Subcontractor shall present Contractor with an application for payment accompanied by the applicable invoices, bills of sale, or other documents evidencing receipt of the materials. Contractor's Project Manager shall review the application and supporting documents, and where appropriate, the materials themselves, and shall either approve the application for payment or deny the application for payment stating the reason therefore. Subcontractor warrants and guarantees that title to all Work, materials and equipment covered by any application for payment, whether incorporated in the Project or not, shall pass to the Owner free and clear of all liens, charges, security interests and encumbrances no later than at the time of payment. In addition, the Subcontractor's final invoice warrants that he has obtained a waiver of liens for all work performed under the contract.

                  3.2.1.2) Time of Payment.

                                    Contractor  shall  pay   Subcontractor   one
                           hundred percent (100%) of the Contract Price within thirty (30) days of the Subcontractor's application for payment certifying that the Equipment is ready to ship from the continental United States.





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3.3)     Place of Payments.

                  Payments shall be made via Wire Transfer to:

                           First Security Bank of Utah
                           Main at 1st South Office
                           Salt Lake City, Utah
                           Attention: Steve Kohler
                           Bank; Routing #: 124000012
                           Account #: 51 00050 10

3.4)     Intentionally Deleted.

 .3.5)    Payment Withheld.

                  Upon the occurrence of any of the following events of default, the Project Manager may deny Subcontractor's application for payment and withhold payment until such event of default is cured:

     (a)      Failure to remedy a defect in the Work;

     (b)      Failure of Subcontractor to pay lower tier contractors or vendors;

     (c) Failure to adhere to the Delivery and Completion Schedule or the CPM;

     (d)      Failure to perform the Work in accordance with this Agreement;

     (e) Project Manager's reasonable determination that liens or claims against the Subcontractor and Subcontractor furnished materials have been filed or shall be asserted;

     (f) Project Manager's reasonable determination that the Work will not be completed within the Contract Price.

3.6) Set-Off.

         Contractor shall be entitled at all times to set-off any amount owing at any time from Subcontractor to Contractor or any of its affiliated companies against any amount payable at any time by Contractor in connection with this order.




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4)   Changes In the Work.

     Upon the instructions of the Owner, Contractor may from time to time order additions, deletions, deductions or revisions in the Work, including adjustments due to performance of any part of the Work by one other than the Subcontractor.

4.1) Change Orders.

         A Change Order is a written instrument, issued after the execution of this Agreement, signed by the Contractor and the Subcontractor stating their agreement upon a change and any adjustment in the Work, the price therefor and the Subcontractors Delivery and Completion Schedule. Adjustments which do not involve a change in the Contract Price and which are consistent with the overall intent of this Agreement shall be promptly performed by Subcontractor without additional claim or charge.

4.2) Change Order Request.

     4.2.1) Within ten (10) days of the receipt of Contractor's proposed change in the Work, the Subcontractor shall submit to the Contractor a request for a Change Order, which shall detail information concerning the cost and time adjustments, if any, necessary to perform the proposed change (Change Order Request). When approved by the Owner, the Contractor shall authorize the adjustment to the Work contained in the Change Order Request by issuing a Change Order. Such Change Order shall thereupon be incorporated into the Subcontractors Development and Completion Schedule.

4.3) Valuation of Change.

         The value of any work included in any Change Order or Change Order Request, which increases or decreases the Contract Price shall be determined by application of the unit prices to quantities of the items involved in accordance with the Unit Price Breakdown.


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5)   Subcontractor's Warranties; Non-Conforming Work.

5.1) Warranty.

     In addition to any warranties provided by law, Subcontractor warrants that the equipment and services provided pursuant to this Agreement shall be free from defects in material and workmanship. This warranty shall remain in full force and effect for a period of one (1) year from the date of final written acceptance of the Project by Owner.

5.2) Non-Conforming Work.

         If any of the materials or services provided by Subcontractor are found to be defective in workmanship or otherwise not in conformity with the requirements of this Agreement, Contractor, in addition to any other rights which it may have under warranties or otherwise, shall have the right to reject and return such goods or services at Subcontractor's expense (including Subcontractor's handling charges), or require that such articles or materials be corrected or replaced promptly with satisfactory material or workmanship. Such equipment and materials are not to be replaced, however, without suitable written authorization from Contractor. If Contractor so rejects the goods or if Subcontractor, when requested by Contractor, fails to proceed promptly with the replacement or correction thereof, Contractor either may terminate this order for default or may charge Subcontractor the cost of damages occasioned Contractor thereby. Title to all rejected goods shall pass to Subcontractor upon Contractor's notification to Subcontractor of rejection and all such goods held by Contractor after such notification shall be held at Subcontractor's risk.

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6)   Indemnification.

6.1) Indemnification for Loss.

         If Subcontractor causes damage to the Work or property of the Owner, the Contractor, or any other subcontractor, or if any claim arises out of Subcontractor's performance of the Work, Subcontractor shall act promptly to remedy such damage and/or attempt to settle any such claim. Subcontractor shall have the right to timely repair or replace any defective items before any field charges occur. Subcontractor shall indemnify Contractor against all loss which may result in any way from any act or omission of Subcontractor, its agent, employees, or subcontractors, including any injury to person or property during the progress of such work, except to the extent that any such injury is due solely and directly to Contractor's or Owner's negligence as the case may be.




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6.2) Patent Indemnity.

     6.2.1)  Subcontractor  shall  handle  all  claims  and  defend  any suit or proceeding  brought  against  Contractor or its  customers  (which term throughout this order shall include without limitation the Owner, Contractor's lessees, bailees, transferees and assigns) so far as based on any claim that the manufacture or furnishing of goods under this order, or the use or sale of such goods constitutes infringement of any patent of any country. If notified promptly in writing and giving information, assistance and such authority as is afforded by applicable laws, rules, or regulations for the handling or defense of such claim, suit or proceeding (all at Subcontractor's expense); and Subcontractor shall indemnify and save Contractor and its customers harmless from and against any expense or liability, including costs and damages arising out of such claim, suit or proceeding. In case said goods are enjoined, Subcontractor shall, at its own expense and option, procure for Contractor and its customers the right to continue using said goods, or modify them so they become non-infringing, or with the written approval of Contractor, remove said goods and refund the purchase price and the transportation and installation costs thereof. The foregoing patent indemnity and warranty obligations shall be inapplicable: (a) where the alleged infringement results from detail designs supplied by Contractor, unless goods embodying such designs are normally sold or advertised for sale to others by Subcontractor, or (b) to the extent that a suit based on said infringement claim may be maintained only against the U.S. Government and Contractor has not indemnified the U.S. Government.

     6.2.2) The above patent warranty and indemnity obligations are in lieu of all other patent warranties and indemnities whatsoever, whether oral, written, express or implied.

7) Title and Risk of Loss.

7.1)     Drawings and Specifications.

     7.1.1)The Subcontractor has been furnished the documents set forth in Exhibit "A". Additional copies shall be furnished upon request.

     7.1.2)  All  specifications,   drawings,  technical  information  and  data
         furnished by Contractor to Subcontractor hereunder shall remain the property of the Contractor. None shall be copied, duplicated in any manner, nor shall extract be taken therefrom for a purpose of use unrelated to the Work without Contractor's advance written consent. Such documents shall be used only in the manufacture and production of supplies for Contractor and shall be returned to Contractor at Contractor's request.




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8)   Proprietary Information.

     Any knowledge or information concerning Subcontractor's product, methods, or manufacturing processes which Subcontractor may disclose to Contractor incident to the provision of the Work shall, unless otherwise specifically agreed in writing, be deemed to have been disclosed as a part of the consideration for this Agreement, and Subcontractor agrees not to assert any claim (other than a claim for patent infringement) against Contractor by reason of Contractor's use or alleged use thereof.

9)   Termination.

9.1) Termination by Contractor for Cause.

     9.1.1) Contractor may terminate this Agreement upon ten (10) days written notice to Subcontractor upon the following events of Subcontractor default:

         (a) Subcontractor ceases to conduct its operations in the normal course of business (including inability to meet its obligations as they mature);

         (b) A proceeding under the bankruptcy or insolvency laws is brought by or against Subcontractor, or a receiver is appointed or applied for;

         (c) Subcontractor makes a general assignment for the benefit of creditors;

         (d)  Subcontractor   disregards   the  laws  and   regulations  of  any
              government entity having jurisdiction over any activity performed in connection with the Work or this Agreement;

         (e) Subcontractor disregards the authority or instructions of the Project Manager;

         (f) Subcontractor persistently fails to perform the Work in accordance with this Agreement, including but not limited to, failure to adhere to the Delivery and Completion Schedule or the CPM, failure to supply sufficiently skilled workers, and failure to provide conforming equipment and materials; or

         (g) Subcontractor otherwise materially breaches this Agreement.

     9.1.2) Upon termination for cause pursuant to this Section 9.1 Contractor shall be entitled to take immediate possession of the Work and all of Subcontractor's tools, machinery and equipment at the Site or paid for pursuant to this Agreement but stored elsewhere, without liability to Subcontractor for trespass or conversion.




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     9.1.3) Termination  for cause pursuant to this Section 9.1 shall be without liability to Contractor except for payment of amounts due for materials and equipment previously delivered to the Site or previously completed and subsequently delivered to the Site in accordance with the terms of this Agreement; provided however that such amount shall not be due and payable until completion of the Work by substitute performance and shall be reduced by the following:

         (a) Costs incurred by Contractor in the performance of the Work terminated, including but not limited to preparatory expenses, additional engineering and design professional costs, consequential and incidental costs, and all additional expenses incurred in acquiring or undertaking substitute performance; and

         (b) Contractor's reasonable costs of termination and settlement, including but not limited to accounting costs, legal fees and arbitration expenses.

         Nothing in this Agreement shall obligate Contractor to obtain the lowest price for costs incurred or work performed pursuant to this
         Section 9.1.3.

9.2) Termination by Contractor for Convenience.

     9.2.1) Contractor may terminate this Agreement in whole or in part for its own convenience by written notice at any time.

     9.2.2) Termination for convenience pursuant to this Section 9.2 shall be without liability to Contractor except for payment of amounts due pursuant to Sections 9.3.2 and 9.3.3 of this Agreement.

9.3) Termination by Subcontractor for Cause.

     9.3.1) Subcontractor may terminate this Agreement upon ten (10) days written notice to Contractor upon the following events of Contractor default:

         (a) Contractor ceases to conduct its operations in the normal course of business (including inability to meet its obligations as they mature);

         (b) A proceeding under the bankruptcy or insolvency laws is brought by or against Contractor, or a receiver is appointed or applied for;

         (c) Contractor makes a general assignment for the benefit of creditors;

         (d) Contractor disregards the laws and regulations of any government entity having jurisdiction over this Agreement;

         (e) Contractor fails to pay Subcontractor undisputed amounts finally determined to be due Subcontractor pursuant to this Agreement within sixty (60) days of the due date; or




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         (f) Contractor otherwise materially breaches this Agreement.

     9.3.2) Upon Subcontractor's  termination for cause pursuant to this Section
         9.3 Subcontractor shall be entitled to payment for all Work performed, and for all materials and equipment previously delivered to the Site or previously completed and subsequently delivered to the Site in accordance with the terms of this Agreement.

     9.3.3) In addition  to payment  pursuant  to Section  9.3.2,  Subcontractor shall within ten (10) days of the date of the notice of termination present Contractor with a claim for costs arising out of such termination which claim shall be subject to negotiation between Contractor and Subcontractor. The negotiated settlement of Subcontractor's claim shall be reduced to writing by Contractor and signed by Subcontractor prior to payment of settlement costs. Costs claimed pursuant to this Section 9.3.3 shall be restricted to actual costs incurred and commitments made on account of termination.

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10)  On-Site Representatives.

10.1)    Contractor's  Project Manager.

10.1.1) Contractor's Project Manager shall be the primary representative of Contractor and shall exercise such authority as is specified in this Agreement or is delegated to him by Contractor. The general duties of the Project Manager shall be, inter alia, to act on behalf of contractor as follows:

         (a) to review, comment, audit and monitor the design, construction, commissioning and performance of the Work;

         (b) to inspect, examine, and witness the materials, equipment, testing and workmanship used or carried out in connection with the Work; and

         (c) to certify applications for payment and to report to Contractor on the progress of the Work and to report whether the Work is being carried out in accordance with this Agreement.

10.1.2) The Project Manager shall also carry out the following duties:

         (a) other duties that Contractor designates are to be performed by the Project Manager; and

         (b) any other duties which are specified in this Agreement.




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     10.2)    Designation of Representatives.

     10.2.1) The Contractor's Project Manager shall be:

         Name:             Nazih Abdul Rahman
         Address:     Telesource CNMI, Inc.
                            Horiguchi Building, 5th Floor
                           PPP402 Box 10000
                           Saipan, MP 96950
                           Commonwealth of the Northern Mariana Islands

         Saipan Phone:(670) 233-4501, (670) 233-4502
         Saipan Fax:  (670) 233-4505

         Tinian Phone:(670) 433-9326, (670) 433-0845, (670) 433-0846
         Tinian Fax:  (670) 433-9327

         Email:            nna@shbc.com.kw

     10.2.2) The Subcontractor's Site Representative shall be:

         Name:             Ken Green
         Address:     Wheeler Power Systems
                           4899 West 2100 South
                           Salt Lake City, Utah 84120

         Phone:       (801) 975-4240
         Fax:         (801) 975-1550

     10.3)    Site Work by Subcontractor

     10.3.1) Owner will provide room and board for Subcontractor employees at site. The quality shall be equal to that provided for Owner management at Site


     10.3.2)  Owner  will  provide  skilled  workers  to  assist   Subcontractor
employees when at Site.

11) Notices.

11.1)All notices, requests, directions, or other communications required by this Agreement, required or permitted, shall be in writing and shall be considered properly given when:



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     (a) delivered in person;

     (b) sent via confirmed fax;

     (c) sent certified mail confirmed by a signed return receipt; or

     (d) delivered to an express courier, correctly addressed and postage prepaid.

11.2)Notices or other communications given in accordance with this Section 11 shall be deemed effective on the date delivered or fax confirmed in the case of Sections 11(a) and (b) above; or upon actual receipt in the case of Sections 11(c) and (d).

11.3) Notice shall be given to Contractor as follows:

         Name:             Commsource International, Inc.
         Attn:             Larry Stiff
         Address:     860 Parkview Boulevard
                           Lombard, Illinois  60148

         Phone:       (630) 705-4020
         Fax:         (630) 705-4025

11.4) Notice shall be given to Subcontractor as follows:

         Name:             Ken Green
         Address:     Wheeler Power Systems
                           4899 West 2100 South
                           Salt Lake City, Utah 84120

         Phone:       (801) 975-4240
         Fax:         (801) 975-1550

12)  Compliance With Laws.

     Subcontractor agrees to comply with all federal, state and local laws, standards, rules regulations and directions (hereafter collectively "Laws") applicable to and in effect at the time of the execution of this Agreement. Subcontractor's failure to comply with such Laws will be considered a material breach of this Agreement and may be grounds for termination by Contractor.



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     In particular,  but in no way limiting  Subcontractor's duties as set forth in this Section 12, Subcontractor shall comply with the following:

12.1) Compliance with Rules, Regulations and Customs of the CNMI.

         Subcontractor shall be responsible for complying with all local laws, including but not limited to compliance with the rules, regulations and customs of the CNMI. In particular, Subcontractor agrees to comply with all immigration and labor laws, licensing and permit requirements, and customs and import rules.

12.2)    Brown Tree Snake Prevention Plan.

         Subcontractor agrees to comply with requirements of the Brown Tree Snake Prevention Plan implemented by Contractor in accordance with the Commonwealth Department of Natural Resources Regulations To Prevent Introduction Of The Brown Tree Snake Into The CNMI (Comm. Reg. Vol. 15 No.8). In particular Subcontractor agrees to be responsible for inspecting all equipment and materials at the port of entry on the island of Tinian, including all equipment and materials from the island of Guam and Saipan. Inspections are to be done at the port, whether unloading or not, and at the Site if unloading occurs there.

13) Assignment.

     Subcontractor shall not assign this Agreement in whole or in part, nor any interest herein nor any payment due or to become due hereunder, to any Person, without the prior written consent of Contractor, which consent shall not be unreasonably withheld or delayed. Consent may be withheld if any assignee proposed is not in the opinion of Contractor reasonably able to fulfill the terms and obligations of this Agreement.

14) Arbitration.

14.1)    In General.

         Claims, disputes or other matters in question between the parties to this Agreement shall first be subject to mediation before arbitration. A demand for mediation shall be made within a reasonable time after the dispute or claim has arisen.


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

14.2)    Mediation.

          Any mediation shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. The mediation shall take place at a mutually convenient location in Illinois. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

14.3)    Arbitration.

         Any dispute or difference arising out of, or in connection with, this Agreement which cannot be amicably settled between the parties by mediation shall be finally settled under the Rules of Construction Arbitration of the American Arbitration Association. The arbitration shall take place at a mutually convenient location in Illinois. The resulting arbitral decision shall be final and binding on the parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover from the other party all attorneys' fees, expenses and other costs incurred in asserting or defending any claim arising under or related to this Agreement.

15)  General Provisions.

15.1)    Severability of Provisions.

     15.1.1) In the event that any provision of this Agreement, or the application thereof, is held by any court of competent jurisdiction to be illegal or unenforceable, the parties shall attempt in good faith to agree upon an equitable adjustment to this Agreement in order to overcome to the extent possible the effect of such illegality or unenforceability.

     15.1.2) The provisions of this Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable requirements of law.

     15.1.3) If any provision of this Agreement or the application thereof to any Persons or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the Agreement nor the application of such provision to other Person or circumstances or other instruments referred to in the Agreement shall be affected thereby but, rather, the same shall be enforced to the greatest extent permitted by law.




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

15.2)    Entire Agreement.

         This Agreement, including all schedules, exhibits, attachments, and drawings referenced herein, represents the entire understanding between the parties in relation to the subject matter hereof and supersedes any and all previous agreements or arrangements between the parties in respect of the Work (whether oral or written), including without limitation all letters of intent and clarifications submitted in response to requests for proposals or otherwise.

15.3)    Counterparts.

         This Agreement may be executed in any number of counterparts, or by use of counterpart or faxed counterpart signature pages, each of which shall be an original, but all of which together shall constitute but one instrument.

15.4)    Applicable Law / Jurisdiction.

         This Agreement shall be governed by and construed according to the Laws of the State of Illinois excluding any conflict of laws provisions which would result in the application of the Laws of another jurisdiction to the interpretation of this Agreement. The Parties agree to submit to Jurisdiction in the State of Illinois.

15.5)    Successors and Assigns.

         All of the terms of this Agreement shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns and all other Persons claiming by, through or under them.

15.6)    No Waiver.

         Any failure at any time by either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of either party to enforce such provision at any subsequent time.

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

15.7)    No Third Party Beneficiary.

         Except as otherwise provided elsewhere herein, this Agreement and all rights hereunder are intended for the sole benefit of the parties hereto and shall not imply or create any rights on the part of, or obligations to, any other entity or individual not a party to this Agreement.

15.8)    Publications.

     Subcontractor agrees that no acknowledgment or other information concerning this Agreement and the supplies or services provided hereunder will be made public by Subcontractor without the prior written agreement of Contractor.


     IN WITNESS WHEREOF, we have hereunto set our hands as of this 10th day of June, 1998.


Contractor                                                 Subcontractor




Commsource International, Inc.                             Wheeler Power Systems

Name: Jeffrey P. Karandjeff,                  Name:_______________________,

Signed:______________________,                Signed:______________________,

Its:   General Counsel                        Its: ______________________ Title



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JPK:Comm:TPower:SubK                              November 24, 1999    17:21 PM


Schedule of Exhibits

Exhibit "A"           Plans, Drawings, Specifications and Design Documents
Exhibit "B"           Items Included In The Scope Of Work
Exhibit "C"           Critical Path Method Project Plan



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



Plans, Drawings, Specifications and Design Documents Exhibit "A"

     The following engineering specifications and documents are attached hereto and are incorporated herein by reference and hereby become an integral part of this Agreement:

Revised Quotation from Wheeler Power Systems ("Wheeler") to SHBC dated April 23, 1998.

"CUC Tinian D/G Spare Parts," Excel file prepared by Wheeler Power Systems, dated 5/6/98 and 4/30/98.

"Spare Parts For CUC Tinian; 400KW, 208 Volt, 60 Hz, STANDBY GENERATOR", Excel file prepared by Wheeler, undated.

"Spare Parts For CUC Tinian", Excel file prepared by Wheeler, dated 5/6/98 and 4/30/98.

"Spare Parts For CUC Tinian; Medium Voltage Switchgear," undated Excel file prepared by Wheeler.



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



Purchase Order (Items Included In The Scope Of Work)               Exhibit "B"



[See Attached Purchase Order 3247]

Critical Path Method Project Plan                                  Exhibit "C"



[Attached]


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




                                            Exhibit "A"
                 Supplemental Commercial Terms and Conditions of Purchase
                                 Telesource Purchase Order No. 3374
                                         Dated May 10, 1999

Supplemental Commercial Terms and Conditions of Purchase:

The following supplemental commercial terms and conditions of purchase are attached hereto and are incorporated herein by reference and hereby become an integral part of this purchase order:

1. All of the Terms and Conditions stated in Commsource International, Inc.'s "Subcontract for Electrical Items Tinian CUC Power Plant" with Wheeler Power Systems dated June 10, 1998 are incorporated herein by reference (modified to read Telesource International, Inc. instead of Commsource International, Inc. as necessary) and hereby become an integral part of Telesource International, Inc.'s Purchase Order 3374. However, when the said subcontract contradicts any part of Purchase Order 3374, the stated terms of Purchase Order 3374 will govern.

2. The maximum lifting capacity of any of the cranes on the ship or on the island of Tinian is 52,000 pounds. No lift can exceed 52,000 pounds (dependent on ship capability). No single lift can exceed said weight. Said weight is inclusive of all equipment, packing, and crating material and the weight of the container.

3. Please indicate discount terms for early payment:

        -----------------------------------------------------------------------

        --------------------------------------------------------------------.

4. Time is of the essence. Inasmuch as a delay in the complete and total delivery of items (in condition ready to use at the job site) will cause serious and substantial damage to Telesource International, Inc. ("Contractor"), and because it will be difficult if not impossible to prove the amount of such damage, Wheeler Power Supply ("Supplier") agrees that in the case of a delay attributable to Supplier in the complete and total delivery of items (in condition ready to use at the job site), Supplier will pay Telesource one-quarter of one percent of the total value of this order per day of such delay as liquidated damages, and it is agreed that such sums shall, without proof, be deemed to represent minimum damages actually sustained by Telesource by reason of such delay, provided, however, that such provision in reference to liquidated damages is intended to be, and shall be cumulative, and shall be in addition to every other remedy now or hereafter existing at law or in equity, or by statute.


                                  Page 1 of 2

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5.      If Supplier causes damage to the Work or property of the Owner, the
        Contractor, or any other subcontractor, or if any claim arises out of Supplier's performance of the Work, Supplier shall act promptly to remedy such damage and/or attempt to settle any such claim. Supplier shall have the right to timely repair or replace any defective items before any field charges occur. Supplier shall indemnify Contractor against all loss which may result in any way from any act or omission of Supplier, its agent, employees, or subcontractors, except to the extent that any such injury is due solely and directly to Contractor's or Owner's negligence as the case may be. Supplier shall indemnify Contractor against any injury to person or property during the progress of such work which may result in any way from any act or omission of Supplier, its agent, employees, or subcontractors, except to the extent that any such injury is due solely and directly to Contractor's or Owner's negligence as the case may be.

6. As this Purchase Order is part of a larger project with a chain of supply, third party claims by parties higher on the chain than Constractor are allowed. However, third party claims by parties lower on the chain (e.g., suppliers to Supplier) than Supplier are disallowed.

7. Due to the current difficulties with the SCADA system ordered in Commsource International, Inc.'s "Subcontract for Electrical Items Tinian CUC Power Plant" with Wheeler Power Systems dated June 10, 1998 ("Phase I SCADA system"), the following terms will apply to the SCADA system ordered in this Purchase Order ("Phase II SCADA system"):

1. If the Phase I SCADA system is not signed off as fully functional by Contractor prior to the Phase II SCADA scheduled shipment, Contractor will not take delivery of the Phase II SCADA and Contractor will not be responsible for paying its associated line item ($260,180.00).

2. Further, if Contractor does not take delivery of the Phase II SCADA as per M.1. above, not only will Contractor not be responsible for paying its associated line item ($260,180.00), there will also be a $250,000.00 deduction from the PO in our favor. This will serve as liquidated damages that will allow us to obtain a functional SCADA system elsewhere.

                                    Page 2 of 2



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